Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Janus Midco LLC (“Midco”, “Janus”, or the “Company”) is a holding company. Janus International Group, LLC is a wholly-owned subsidiary of Janus Intermediate, LLC (“Intermediate”). Intermediate is a wholly-owned subsidiary of Midco. On June 7, 2021, Juniper Industrial Holdings, Inc. (“JIH” or “Juniper”) and Janus consummated the previously announced Business Combination Agreement dated December 21, 2020. As a result of the Business Combination, JIH security holders, Midco equity holders and the Blockers became security holders of Janus Parent, Inc. (“Parent”). After the completion of the Transactions, Parent common stock and warrants began trading on the NYSE under the symbols “JBI,” and “JBI WS,” respectively and Parent became a publicly-listed entity. After giving effect to the Business Combination, Janus International Group, LLC now owns, directly or indirectly, all of the issued and outstanding equity interests of Janus and its subsidiaries and the Janus unit holders hold a portion of the Parent common stock. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

JIH was a blank check company whose purpose was to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar transaction with one or more businesses. JIH was incorporated in Delaware on August 12, 2019, as Juniper Industrial Holding, Inc. On November 13, 2019 JIH consummated its IPO. Simultaneously with the closing of its IPO, JIH consummated the private placement of 10,150,000 warrants at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating proceeds of $10.15 million.

On November 13, 2019, JIH sold 34,500,000 Units, including 4,500,000 Over-Allotment Units, at a price of $10.00 per Unit, generating gross proceeds of $345.00 million. Each Unit consists of one share of Class A common stock and one-half of one Public warrant. Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment.

Upon the closing of the IPO and the Private Placement, $345.00 million ($10.00 per Unit) of the net proceeds of the IPO and certain of the proceeds of the private placement was placed in a trust account, located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account. As of March 31, 2021, there was $347.37 million held in the Trust Account. JIH had 24 months from the closing of the IPO (by November 13, 2021) to complete a transaction.

Janus is a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions including: roll up and swing doors, hallway systems, relocatable storage units, and facility and door automation technologies with manufacturing operations in Georgia, Texas, Arizona, Indiana, North Carolina, United Kingdom, Australia, and Singapore. The self-storage industry is comprised of institutional and non-institutional facilities. Institutional facilities typically include multi-story, climate controlled facilities located in prime locations owned and/or managed by large real estate investment trusts (“REITs”) or returns-driven operators of scale that are primarily located in the top 50 U.S. metropolitan statistical areas (“MSAs”). Whereas, the vast majority of non-institutional facilities are single-story, non-climate controlled facilities located outside of city centers owned and/or managed by smaller private operators that are mostly located outside of the top 50 U.S. MSAs. Janus is highly integrated with customers at every phase of a project, including facility planning/design, construction, access control and restore, rebuild, replace of damaged or end-of-life products.

The unaudited pro forma condensed combined financial information of JIH combines the accounting periods of JIH and Janus. JIH and Janus had different fiscal year ends. Regulation S-X, Rule 11-02(c)(3) allows the combination of financial information for companies if their fiscal years end within 93 days of each other, as described in greater detail in Note 1—Basis of Presentation below. The following pro forma condensed combined financial statements presented herein reflect the actual redemption of 11,150 shares of Class A common stock by JIH’s stockholders in conjunction with the stockholder vote on the Business Combination at a meeting held on June 3, 2021.

The historical financial information of JIH was derived from the unaudited financial statements of JIH as of and for the three months ended March 31, 2021 and from the restated annual audited financial statements ended December 31, 2020, included elsewhere in this filing. The historical financial information of Janus was derived from the unaudited consolidated financial statements of Janus as of and for the three month period ended March 27, 2021 and from the audited consolidated financial statements for the year ended December 26, 2020, included elsewhere in this filing. This information should be read together with JIH’s and Janus’ unaudited and audited financial statements and related notes, the sections titled “JIH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Janus’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this filing.

Description of the transaction

As a result of the Business Combination, Janus’ equity holders received aggregate consideration with a value equal to $1,190,111,500 which consisted of (i) $490,000,000 in cash and (ii) $700,111,500 in shares of Parent common stock, or 70,011,150 shares based on an assumed stock price of $10.00 per share. In connection with the closing of the Business Combination, 2,000,000 shares of Parent common stock (the Earnout Shares) are being treated as contingent consideration. The Sponsor will receive the Earnout Shares (pro rata among the Sponsor shares and shares held by certain affiliates) contingent upon achieving certain market share price milestone as outlined in the Business Combination Agreement.

Each unit of Janus Class A Preferred was converted into approximately 340 shares of common stock of Parent assuming the stock price of $10.00 per share and cash of $2,381 and each unit of Janus Class B Common was converted into approximately 289 shares of common stock of Parent, assuming the stock price of $10.00 per share and cash of $2,025 based on the determined exchange ratio.

The following summarizes the pro forma common stock shares outstanding at the closing of the Business Combination, excluding the potential dilutive effect of the Earnout Shares and exercise of Parent warrants:

Ownership	Shares Outstanding	%
Shares held by Juniper stockholders	41,152,559	30.2%
Shares held by Janus Shareholders	70,270,400	51.4%
Shares issued to PIPE investors	25,000,000	18.4%
Closing shares	136,422,959	100.0%

Excludes 2,000,000 shares of JIH common stock which become exercisable under terms of the Business Combination Agreement.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021, as well as the year ended December 31, 2020 are based on the historical financial statements of JIH and Janus, respectively. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet

	Juniper Industrial Holdings, Inc. as of 3/31/21	Janus Midco, LLC as of 3/27/21	Reclassification Adjustments			Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Current Assets
Cash	$858,532	$64,504,035	$—			$(60,362,567)	(A	)	$5,000,000
Accounts receivable, less allowance for doubtful accounts	—	74,298,101	—			—			74,298,101
Costs and estimated earning in excess of billing on uncompleted contracts	—	12,319,195	—			—			12,319,195
Inventory, net	—	30,223,806	—			—			30,223,806
Prepaid expenses	164,325	5,632,366	—			—			5,796,691
Other Current Assets	—	11,108,943	—			(8,829,000)	(J	)	2,279,943

Total current assets	1,022,857	198,086,446	—			(69,191,567)			129,917,736

Property and equipment, net	—	31,737,021	—			—			31,737,021
Customer relationships, net	—	303,917,260	—			—			303,917,260
Tradename and trademarks	—	85,792,538	—			—			85,792,538
Other intangibles, net	—	17,010,190	—			—			17,010,190
Goodwill	—	260,363,156	—			—			260,363,156
Other assets	—	1,839,573	—			—			1,839,573
Cash and marketable securities held in Trust Account	347,371,282	—	—			(347,371,282)	(B	)	—
Deferred tax asset	—	—	—			68,835,321	(C	)	68,835,321
Total assets	$348,394,139	$898,746,184	$—			$(347,727,528)			$899,412,795

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities
Accounts payable	24,852	35,530,541	—			—			35,555,393
Billing in excess of costs and estimated earning on uncompleted contracts	—	19,871,491	—			—			19,871,491
Accrued expenses	5,447,970	—	—			(5,447,970)	(J	)	—
Franchise tax payable	43,171	—	(43,171)	(I	)	—			—
Income tax payable	325,311	—	(325,311)	(I	)	—			—
Current maturities of long-term debt	—	6,346,071	—			—			6,346,071
Other accrued expenses	—	46,328,873	368,482	(I	)	(8,032,000)	(J	)	38,665,355
Total current liabilities	5,841,304	108,076,976	—			(13,479,970)			100,438,310

Long-term debt, net	—	617,507,580	—			(60,563,205)	(E	)	556,944,375
Deferred tax liability	—	14,523,870	—			—			14,523,870
Other long-term liabilities	—	2,779,351	—			—			2,779,351
Deferred underwriting commissions	12,075,000	—	—			(12,075,000)	(D	)	—
Contingent consideration	—	—	—			25,793,300	(G	)	25,793,300
Derivative warrant liabilities	81,541,500	—	—			(47,437,500)	(K	)	34,104,000

Total liabilities	$99,457,804	$742,887,777	$—			$(107,762,375)			$734,583,206

	Juniper Industrial Holdings, Inc. as of 3/31/21	Janus Midco, LLC as of 3/27/21	Reclassification Adjustments	Transaction Accounting Adjustments			Pro Forma Combined
Common shares subject to possible redemption	243,936,330	—	—	(243,936,330)	(F	)	—
MEMBER’S EQUITY
Juniper Industrial Holdings, Inc. Class A common stock, $0.0001 par value	1,025	—	—	(1,025)	(F	)	—
Juniper Industrial Holdings, Inc. Class B common stock, $0.0001 par value	863	—	—	(863)	(F	)	—
Janus International Group, LLC	—	—	—	13,642	(F	)	13,642
Additional paid-in capital	67,850,839	—	—	134,204,892	(F	), (H)	$202,055,731
Common units	—	313,301	—	(313,301)	(F	)	—
Preferred units	—	189,043,734	—	(189,043,734)	(F	)	—
Accumulated other comprehensive income	—	83,608	—	—			83,608
Accumulated deficit	—	(33,582,236)	—	(3,741,156)	(F	), (H)	(37,323,392)
Retained earnings (accumulated deficit)	(62,852,722)	—	—	62,852,722	(F	)	—

Total member’s equity	$5,000,005	$155,858,407	$—	$3,971,177			$164,829,589

Total Liabilities and Shareholders’ Equity	$348,394,139	$898,746,184	$—	$(347,727,528)			$899,412,795

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2021

	Juniper Industrial Holdings, Inc. Three Month Ended 3/31/21		Janus Midco, LLC Three Month Ended 3/27/21	Reclassification Adjustments			Transaction Accounting Adjustments			Pro Forma Combined
REVENUE
Sales of product	$—		$121,696,226	$—			$—			$121,696,226
Sales of services	—		31,128,042	—			—			31,128,042

Total revenue	—		152,824,268	—			—			152,824,268
Cost of sales	—		99,530,970	—			—			99,530,970

GROSS PROFIT	—		53,293,298	—			—			53,293,298
OPERATING EXPENSE
Selling and marketing	—		9,458,127	—			—			9,458,127
General and administrative	2,641,049		19,586,307	50,000	(EE	)	—			22,277,356
Contingent consideration fair value adjustments	—		—	—			—			—
Franchise tax expense	50,000		—	(50,000)	(EE	)	—			—
Change in fair value contingent consideration	—		—	—			—			—

Operating Expenses	2,691,049		29,044,434	—			—			31,735,483
INCOME (LOSS) FROM OPERATIONS	$(2,691,049)		$24,248,864	$—			$—			$21,557,815
Interest expense	—		(8,126,070)	—			744,420	(CC	)	(7,381,650)
Change in fair value of derivative warrant liabilities	(27,471,500)		—	—			15,697,500	(HH	)	(11,774,000)
Other income (expense)	—		(1,558,867)	—			—			(1,558,867)
Interest income in operating account	45	—	—	—			(45)	(DD	)	—
Interest earned on marketable securities held in Trust Account	34,479		—	—			(34,479)	(AA	)	—
Unrealized gain on marketable securities held in Trust Account	1,704		—	—			(1,704)	(BB	)	—
Other Expense, Net	(27,435,272)		(9,684,937)	—			16,405,692			(20,714,517)

INCOME BEFORE TAXES	(30,126,321)		14,563,927	—			16,405,692			843,298
Provision (Benefit) for Income Taxes	(4,350)		(154,894)	—			199,085	(FF	)	39,841

NET INCOME (LOSS)	(30,121,971)		14,718,821	—			16,206,607			803,457

Other comprehensive Income	—		310,768	—			—			310,768
COMPREHENSIVE (LOSS) INCOME	$(30,121,971)		$15,029,589	$—			$16,206,607			$1,114,225
Earnings Per Share
Weighted average shares outstanding of Class A Common Stock	15,942,646							(GG	)	136,125,000
Basic and diluted net income per share, Class A	$(1.89)							(GG	)	$0.01
Weighted-average Class B common units outstanding, basic and diluted			4,907
Net income (loss) per Class B common unit, basic and diluted			$—

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

	Juniper Industrial Holdings, Inc. Year Ended 12/31/20 (As Restated)		Janus Midco, LLC Year Ended 12/26/20	Reclassification Adjustments			Transaction Accounting Adjustments			Pro Forma Combined
REVENUE
Sales of product	$—		$439,457,684	$—			$—			$439,457,684
Sales of services	—		109,515,524	—			—			109,515,524

Total revenue	—		548,973,208	—			—			548,973,208

Cost of sales	—		345,150,110	—			—			345,150,110

GROSS PROFIT	—		203,823,098	—			—			203,823,098

OPERATING EXPENSE
Selling and marketing	—		34,532,168				—			34,532,168
General and administrative	4,200,717		76,945,660	200,050	(EE	)	—			81,346,427
Contingent consideration fair value adjustments	—		(2,175,248)	—			—			(2,175,248)
Franchise tax expense	200,050		—	(200,050)	(EE	)	—			—
Change in fair value contingent consideration			—	—			—			—

Operating Expenses	4,400,767		109,302,580	—			—			113,703,347
INCOME (LOSS) FROM OPERATIONS	$(4,400,767)		$94,520,518	$—			$—			$90,119,751

Interest expense	—		(36,010,847)	—			3,237,917	(CC	)	(32,772,930)
Change in fair value of derivative warrant liabilities	(26,608,000)		—	—			18,285,000	(HH	)	(8,323,000)
Other income (expense)	—		441,322	—			—			441,322
Interest income in operating account	1,390	—	—	—			(1,390)	(DD	)	—
Interest earned on marketable securities held in Trust Account	2,225,201		—	—			(2,225,201)	(AA	)	—
Unrealized gain on marketable securities held in Trust Account	6,221		—	—			(6,221)	(BB	)	—
Other Expense, Net	(24,375,188)		(35,569,525)	—			19,290,105			(40,654,608)
INCOME BEFORE TAXES	(28,775,955)		58,950,993	—			19,290,105			49,465,143
Provision (Benefit) for Income Taxes	618,682		2,114,375	—			282,926	(FF	)	3,015,983
NET INCOME (LOSS)	(29,394,637)		56,836,618	—			19,007,179			46,449,160
Other comprehensive Income	—		1,925,525	—			—			1,925,525
COMPREHENSIVE (LOSS) INCOME	$(29,394,637)		$58,762,143	$—			$19,007,179			$48,374,685

Earnings Per Share
Weighted average shares outstanding of common stock, basic and diluted	13,255,127							(GG	)	136,125,000
Basic and diluted net income per share, Class A	$(2.30)							(GG	)	$0.34
Weighted-average Class B common units outstanding, basic and diluted			3,657
Net income (loss) per Class B common unit, basic and diluted			$35.30

Note 1—Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination had been consummated on March 31, 2021 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with U.S. GAAP.

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, JIH is treated as the acquired company and Janus is treated as the acquirer for financial statement reporting purposes. Janus has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

•

Janus’ existing equity holders have the majority ownership and voting rights. The relative voting rights is equivalent to equity ownership (each share of common stock is one vote). JIH shareholders (IPO investors, founders, PIPE investors) hold 48.6% voting interest compared to Janus’ 51.4% voting interest.

•

The Board of Directors of the Combined Company is composed of nine directors, with Midco equity holders having the ability to elect or appoint a majority of the board of directors in the Combined Company.

•	Janus’ senior management are the senior management of the Combined Company.

•	The combined company has assumed the Janus name.

Accordingly, for accounting purposes, the financial statements of the Combined Company will represent a continuation of the financial statements of Janus with the acquisition being treated as the equivalent of Janus issuing stock for the net assets of JIH, accompanied by a recapitalization. The net assets of JIH will be stated at historical cost, with no goodwill or other intangible assets recorded.

One-time direct and incremental transaction costs incurred prior to, or concurrent with, the consummation are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the Combined Company additional paid-in capital and are assumed to be cash settled.

The unaudited pro forma condensed combined financial information of JIH combines the accounting periods of JIH and Janus. JIH and Janus had different fiscal year ends. Regulation S-X, Rule 11-02(c)(3) allows the combination of financial information for companies if their fiscal years end within 93 days of each other. To comply with SEC rules and regulations for companies with different fiscal year ends, the pro forma condensed combined financial information has been prepared utilizing periods that differ by less than 93 days.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	JIH’s unaudited condensed balance sheet as of March 31, 2021 and the related notes for the three months ended March 31, 2021 included elsewhere in the proxy statement as incorporated by reference; and

•	Janus’ unaudited condensed consolidated balance sheet as of March 27, 2021 and the related notes for the three months ended March 27, 2021 included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	JIH’s unaudited condensed statement of operations for the three months ended March 31, 2021 and the related notes included elsewhere in the proxy statement as incorporated by reference; and

•	Janus’ unaudited condensed consolidated statements of operations for the three months ended March 27, 2021 and the related notes included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	JIH’s restated annual audited statement of operations for the year ended December 31, 2020 and the related notes included elsewhere in the proxy statement as incorporated by reference; and

•	Janus’ audited consolidated statement of operations for the year ended December 26, 2020 and the related notes, included elsewhere in the proxy statement as incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma condensed combined adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Based on its initial analysis, management did not identify any differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies. Upon consummation of the Business Combination, the Combined Company’s management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, the Combined Company’s management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. They should be read in conjunction with the historical financial statements and notes thereto of JIH and Janus.

In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 is effective on January 1, 2021. This Pro Forma financial information is presented in accordance with the guidance per Release No. 33-10786.

Note 2—Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

(A) Cash. Represents pro forma adjustments to cash to reflect the following:

	Note
Cash balance of Juniper prior to Business Combination		$858,532
Cash balance of Janus prior to Business Combination		64,504,035
Juniper cash held in trust account	(1)	347,371,282
Proceeds from PIPE	(2)	250,000,000
Payment to redeeming Juniper stockholders	(3)	(112,058)
Payment of accrued and incremental transaction cost	(4)	(50,691,308)
Payment of deferred underwriting commissions	(5)	(12,075,000)
Janus debt pay down	(6)	(61,607,146)
Distribution of remaining cash balance of Janus to existing Janus shareholders prior to Business Combination	(7)	(43,248,337)
Cash paid to existing Janus unit holders at the Business Combination	(8)	(490,000,000)

Total cash balance after the Business Combination		$5,000,000

(1)	Reflects the release of cash equivalents held in the trust account inclusive of accrued interest and to reflect that the cash equivalents are available to effectuate the Business (see Note 2 (B)).
(2)

Reflects the net proceeds of $250,000,000 from the issuance and sale of 25,000,000 shares of JIH Class A Common Stock at $10.00 per share in a private placement pursuant to the Subscription Agreements.

(3)	Represents payment to redeeming Juniper stockholders
(4)	Reflects payment of transaction fees.
(5)	Represents the payment of deferred underwriting costs incurred as part of the JIH IPO (see Note 2 (D)).
(6)	Reflects the paydown of Janus outstanding debt which are contractually required upon close of the Business Combination Agreement (see Note 2 (E)).
(7)	Represents distribution of any excess cash balance of Janus to existing Janus unit holders prior to closing of the Business Combination.
(8)	Represents distribution of cash balance of JIH to existing Janus unit holders at the Business Combination in excess of cash reserve of $5,000,000.

(B) Trust Account. Represents release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination to fund the closing of the Business Combination.

(C) Tax effect of pro forma adjustments. Following the Business Combination, the Combined Company is subject to U.S. federal income taxes, in addition to state and local taxes. As a result, the pro forma balance sheet reflects an adjustment to our deferred taxes assuming the federal rates currently in effect and the highest statutory rates apportioned to each state and local jurisdiction.

(D) Underwriting Commissions. Represents the payment of deferred underwriting commissions costs incurred by JIH in consummating the public offering.

(E) Debt Pay down. Represents the Business Combination Agreement which requires JIH to pay down the First Lien Credit Facility in an amount to decrease the remaining principal balance to $573,000,000.

(F) Impact on equity. The following table represents the impact of the Business Combination on the number of shares of Class A and Class B Common Stock, and represents the total equity section:

	Common Stock
	Number of Shares			Par Value
	Class A Common Stock	Class B Common Stock	Janus International Group, LLC	Class A Common Stock	Class B Common Stock	Janus International Group, LLC	Members’ Units (Janus)	Additional Paid in Capital	Retained Earnings (Juniper)	Accumulated Deficit (Janus)
Pre Business Combination—Juniper permanent equity	10,251,856	6,625,000	—	$1,025	$663	$—	$—	$67,850,839	$(62,852,722)	$—
Pre Business Combination—Juniper temporary equity	24,248,144	—	—	2,425	—	—	—	—	—	—
Less redemption of Class A shares	(11,150)	—	—	(1)	—	—	—	—	—	—
Conversion of Founders shares to Class A Stock	6,625,000	(6,625,000)	—	663	(663)	—	—	—	—	—
Founders shares issued at closing			38,709			4
Conversion of Class A Stock to Janus Parent, Inc.	(41,113,850)	—	41,113,850	(4,111)	—	4,111	—	—	—	—
Private Placement	—	—	25,000,000	—	—	2,500	—	249,997,500	—	—
Shares issued to Janus unit holders as consideration	—	—	70,270,400	—	—	7,027		(7,027)	—	—
Class A Preferred (189,044 units outstanding)	—	—	—	—	—	—	189,043,734	—	—	—
Class B Common (19,745 units outstanding)	—	—	—	—	—	—	313,301	—	—	—
Pre Business Combination—Janus	—	—	—	—	—	—	—	—	—	(33,582,236)
Balances after share transactions of the Company	—	—	136,422,959	$—	$—	$13,642	$189,357,035	$317,841,312	$(62,852,722)	$(33,582,236)

Elimination of historical retained earnings of Juniper	—	—	—	—	—	—	—	(62,852,722)	62,852,722	—
Transaction cost	—	—	—	—	—	—	—	(45,537,097)	—	(503,242)
Reclassification of common shares subject to possible redemption	—	—	—	—	—	—	—	243,933,905	—	—
Elimination of historical Members’ Class A Preferred units	—	—	—	—	—	—	(189,043,734)	189,043,734	—	—
Elimination of historical Members’ Class B Common units	—	—	—	—	—	—	(313,301)	313,301	—	—
Write-off of debt issuance cost due to repayment of debt	—	—	—	—	—	—	—	—	—	(1,043,940)
Accelerated vesting of historical Janus share-based compensation plan due to change in control	—	—	—	—	—	—	—	2,193,974	—	(2,193,974)
Recognition of deferred tax asset as a result of the business combination	—	—	—	—	—	—	—	68,835,321	—	—
Recognition of contingent consideration related to earn out shares	—	—	—	—	—	—	—	(25,793,300)	—	—
Reclassification of public warrant	—	—	—	—	—	—	—	47,437,500	—	—
Redemption of redeemable stock	—	—	—	—	—	—	—	(112,056)	—	—
Distribution of remaining cash balance of Janus to existing Janus shareholders prior to Business Combination	—	—	—	—	—	—	—	(43,248,337)	—	—
Cash paid to existing Janus unit holders at the Business Combination	—	—	—	—	—	—	—	(490,000,000)	—	—
Post-Business Combination	—	—	136,422,959	$—	$—	$13,642	$—	$202,055,731	$—	$(37,323,392)

(G)

Contingent Consideration. Represents recognition of contingent consideration related to 2,000,000 shares of JIH common stock as required under terms of the Business Combination Agreement. The contingent consideration is classified as a liability in the Unaudited Pro Forma Condensed Combined Balance Sheet and becomes issuable upon (i) a change in control if it occurs within two years of the Business Combination or (ii) achieving certain market share price milestone as outlined in the Business Combination Agreement. The contingent consideration liability will be recognized at its estimated fair values of $25,793,300 at the closing of the Business Combination. Post-Business Combination, this liability will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value post-Business Combination will be recognized in the Combined Company’s statement of operations within other income/expense.

(H)

Share-based compensation. Represents the accelerated vesting of the awards associated with the historical share-based compensation plan of Janus in the amount of $2,193,974. These awards fully vest upon a qualifying event (i.e. a change in control of the Combined Company), which is recognized upon closing of the Business Combination. This accelerated vesting adjustment is considered to be a one-time charge and is not expected to have a continuing impact on the combined results, thus it is not reflected in the pro forma statements of operations. The Company also has a proposal to implement an incentive plan (i.e., the Omnibus Plan), which became effective upon closing of the Business Combination. The purpose of the Omnibus Plan is to provide eligible employees, directors and consultants the opportunity to receive stock-based incentive awards in order to encourage them to contribute materially to Parent’s growth and to align the economic interests of such persons with those of its stockholders. The financial impact of the Omnibus plan has not been included in the unaudited pro forma condensed combined financial statement as it cannot be reliably estimated at this stage.

(I)	Reclassification. Reflects the reclassification of JIH franchise tax payable and income tax payable to align with the balance sheet presentation of Janus.

(J)

Transaction Expense. Reflects the non-recurring transaction expenses recorded by JIH and Janus, including $5,447,970 of JIH accrued transaction expenses, $8,032,000 of Janus transaction expenses accrued, and $8,829,000 of deferred transaction cost that were recognized in other current assets by Janus as of March 27, 2021.

(K)	Warrant. Represents the pro forma adjustment to reclassify Public warrants from liability to equity, as a result of the tender offer provision to a single class of shares.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

(AA) Adjustment to eliminate historical interest income to reflect the use of cash in Trust account to close the Business Combination.

(BB) Represents the elimination of unrealized gain on investment held in the Trust Account to close the Business Combination.

(CC) Represents the elimination of interest expense and write off of debt issuance costs associated with the debt pay down described in Note 1 (E). These loan facilities previously incurred interest at a variable rate of the LIBOR Rate plus the LIBOR Rate Margin of 3.75% per annum and LIBOR Rate plus the LIBOR Rate Margin of 4.50% per annum. On February 5, 2021 Janus amended the loan facilities and condensed the two loan agreements into one which resulted in a new variable rate of LIBOR Rate plus 3.25%.

(DD) Represents the elimination of interest income recognized in the operating account of JIH, as this income will not be recurring post Business Combination.

(EE) Reflects the reclassification of JIH franchise tax expense to align with the statement of operations presentation of Janus.

(FF) Reflects adjustments to income tax expense as a result of the tax impact due to pro forma adjustments to the statement of operations at the estimated statutory tax rate of 28%.

(GG) Represents pro forma net income per share based on pro forma net income and 136,125,000 total shares outstanding upon consummation of the Business Combination.

(HH) Represents the pro forma adjustment to recognize unrealized loss on public warrants which were classified from liability to equity.